LEASE EXTENSION AND MODIFICATION AGREEMENT

     This Lease Extension and Modification Agreement is made and entered into as of September 1, 1994, by and between Baccarat Silicon, Inc., ("Baccarat"), a California corporation,and Integrated Device Technology, Inc. ("IDT"), a Delaware corporation.

                                RECITALS

A. By lease dated June 28, 1985 (the "Lease"), Carl E. Berg & Clyde J. Berg , dba Berg & Berg Developers, dba Berg & Berg Industrial Developers, ("Berg") leased to IDT the property at 1566 Moffett Street, Salinas, California (the "Premises").

B.   Berg and IDT entered into an Addendum to Lease dated September, 1985.

C. Berg assigned all of its right, title, and interest in and to the Premises and the Lease to Baccarat Silicon, Inc. ("Baccarat").

D. IDT and Baccarat desire to modify the terms of the Lease and to extend the term of the Lease to June 30, 2005.

     The parties agree as follows:

1.   Term.     The term of the Lease is extended until June 30, 2005.

2.   Rent.     IDT shall pay to Baccarat as rent for the Premises during the extended Lease term, a monthly rent payable in advance on the first day of each calendar month as follows:

               July 1, 1995 - December 31, 1997 $73,900
               January 1, 1998 - June 30, 2000  $76,500
               July 1, 2000 - December 31, 2002 $78,000
               January 1, 2003 - June 30, 2005  $80,500

3. First Right of Offer. The first paragraph of Paragraph 33 of the Addendum to Lease is deleted and replaced as follows:
     "Prior to Baccarat making any offer to sell the Premises or any part thereof, Baccarat shall give IDT written notice of such offer which shall include the price and terms of sale and a statement that Baccarat is willing to sell at that price and on those terms of sale. IDT shall have the option, which must be exercised by written notice within thirty
     (30) days from the date of Baccarat's notice, to agree to purchase the Premises at the price and on the terms specified in the notice from Baccarat to IDT. If IDT fails to exercise its option within the 30 day period, Baccarat shall have 180 days from the date of Baccarat's notice to sell at the price and upon the terms of sale specified in the notice to IDT.

     "If, within 180 days of Baccarat's notice to IDT, Baccarat wants to sell the Premises to a third party on terms more favorable to the third party than the terms set forth in Baccarat's notice to IDT, then Baccarat must first re-offer the Premises to IDT on the same terms and conditions offered to the third party ("Baccarat's Second Notice"). IDT shall have five (5) business days from IDT's receipt of Baccarat's Second Notice to elect to buy the Premises. If IDT does not accept all terms and conditions in writing within said five days, then Baccarat may sell the Premises to the third party on terms and conditions not more favorable than those set forth on Baccarat's Second Notice."

4. Options to Extend. Paragraph 34 of the Addendum to Lease is deleted in its entirety and replaced as follows:
     "IDT shall have two options to extend the term of this Lease for consecutive terms of five (5) years each, commencing on July 1, 2005, and July 1, 2010, respectively. Each option shall be exercisable by written notice to Baccarat at least 180 days prior to the expiration of this Lease or applicable extension hereof.

5. Option Term Rental. The last sentence of the first paragraph of Paragraph 35 of the Lease shall read, "In no event shall the fair market rent be less than $73,900 for the option periods specified herein."

6. Purchase Option. Baccarat grants to IDT an option to purchase the Premises. Such option shall be exercisable by delivery not earlier than July 1, 2000 nor later than January 1, 2001 to Baccarat of a written notice of purchase. The purchase price shall be $8,509,090. The purchase of the Premises shall be consummated as a tax free exchange of IDT stock and Baccarat stock according to terms and conditions acceptable to Baccarat and IDT.

7. Ratification of Lease. Except as modified herein, the Lease as modified by the Addendum to Lease, is hereby ratified, approved and confirmed.


     IN WITNESS WHEREOF, the parties have signed this Lease Extension and Modification Agreement.


BACCARAT SILICON, INC.,                    INTEGRATED DEVICE TECHNOLOGY, INC.

By:     _____________________              By:________________________
           Carl E. Berg                           Leonard C. Perham
Title:     President                       Title: Chief Executive Officer

Date:_______________________               Date:______________________